Exhibit 1(e)

Florida Power & Light Company

Secured Medium-Term Notes, Series __

Distribution Agreement

 [Date]

[Names and Addresses of Agents]

Ladies and Gentlemen:

The undersigned, Florida Power & Light Company, a Florida corporation (“FPL”), hereby confirms its agreement with each of you (individually, an “Agent” and collectively, the “Agents”) as follows:

1.           Appointment of Agents.

(a)          FPL has authorized by appropriate corporate action and proposes to issue and sell in the manner contemplated by this agreement up to $_____________ aggregate principal amount of Securities (as defined in Section 3(a) hereof) registered pursuant to the Registration Statement (as defined in Section 3(a) hereof).

(b)          Subject to the terms and conditions stated in this agreement, FPL hereby appoints each of you as Agent for the purpose of offering and selling the Securities. FPL reserves the right to sell the Securities on its own behalf directly to investors and, from time to time, to appoint additional agents to sell the Securities, provided that FPL shall furnish the Agents with reasonable advance notification of the addition of any agent to sell the Securities and further provided that each such additional agent shall be required to execute a distribution agreement in form and substance substantially similar to this agreement, except that FPL and each such additional agent may change the form and substance of the commission rate schedule contained in each respective distribution agreement in any manner acceptable to FPL and such additional agent. FPL further reserves the right to change the principal amount of Securities to be sold by the Agents pursuant to this agreement, provided that FPL shall furnish the Agents with reasonable advance notification of such change. The foregoing shall not be construed to prevent FPL from selling at any time any of its securities, including the Securities in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such securities. In the event that FPL shall sell securities during the period between the time at which FPL has accepted an offer to purchase Securities solicited by an Agent from such purchaser under the terms and conditions of this agreement and the Settlement Date (as defined in Section 4 hereof) and such sale directly results in the failure of such purchaser to accept delivery or pay for the Securities, FPL shall be obligated to pay the Agent a commission in respect of such Securities to be calculated in accordance with Exhibit B attached hereto.

(c)          On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of FPL, to use its reasonable best efforts when requested by FPL to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus (as defined in Section 3(a) hereof) and the Administrative Procedures attached hereto as Exhibit A, as they may be amended from time to time (the “Procedures”).

(d)          Administrative procedures relating to the offer and sale of the Securities, the issue and delivery of certificates representing the Securities and payment for the Securities are set forth in the Procedures. Each Agent and FPL agree to perform the respective duties and obligations to be performed by each of them as provided in the Procedures. The Procedures may be amended only by a written agreement between FPL and the Agents. The Agents agree that the principal amount of Securities to be offered and sold from time to time, the prices, the interest rates or the method, if any, of determining such interest rates, the maturities, redemption provisions, and other terms at which the Securities are to be offered and sold will be in compliance with limitations established by FPL with the Agents in accordance with the Procedures.

(e)          Promptly upon the Settlement Date, each Agent will be paid a commission for such Agent’s services in acting as an agent for FPL in the sale of the Securities and not for a purchase by such Agent as principal, in accordance with the schedule set forth in Exhibit B hereto.

(f)          Upon execution of this agreement by FPL and each Agent, it is agreed that the Distribution Agreement, dated ____________ (“Prior Distribution Agreement”), among FPL and each of the Agents is terminated in accordance with Section 11 of such Prior Distribution Agreement.

2.           Description of Securities. FPL proposes to issue the Securities under its Mortgage and Deed of Trust, dated as of January 1, 1944, to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (the “Mortgage Trustee”), and The Florida National Bank of Jacksonville (now resigned), as heretofore supplemented, pursuant to the ____________ Supplemental Indenture relating to an aggregate principal amount not to exceed $______________ of First Mortgage Bonds, designated Secured Medium-Term Notes, Series __ (the “Series __ Notes”) dated as of ___________ (the “Supplemental Indenture”), previously delivered to the Agents. On the date hereof, $______________ aggregate principal amount of such Series __ Notes remain unissued under the Supplemental Indenture. The Mortgage and Deed of Trust as it may be supplemented as of any Settlement Date is hereafter called the “Mortgage”.

The Securities shall have the maturities, interest rates or the method, if any, of determining interest rates, redemption provisions, and other terms as set forth in the Prospectus. The Securities will be issued, and the terms thereof established, from time to time by FPL in accordance with the Mortgage and the Procedures.

2

3.           Representations and Warranties of FPL. FPL represents and warrants to each Agent that:

(a)          FPL has filed with the Securities and Exchange Commission (the “Commission”) a joint registration statement with certain other registrants as described therein on Form S-3 (Registration Statement Nos. 333-______, 333-______-01 and 333-______-02) (“Registration Statement No. 333-______”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unspecified aggregate amount of its First Mortgage Bonds, among other securities. Such registration statement has become effective and no stop order suspending such effectiveness has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of FPL, threatened by the Commission. Subsequent to the date hereof, it will file with the Commission any additional registration statement or registration statements (“Subsequent Registration Statement”) or a post-effective amendment to Registration Statement No. 333-______ with respect to its First Mortgage Bonds necessary to assure that Securities (as defined below) offered and sold in accordance with the terms of this agreement are registered under the Securities Act. References herein to the term “Registration Statement” (i) as of any given time means Registration Statement No. 333-______, as amended or supplemented to such time, including all documents incorporated by reference therein as of such time pursuant to Item 12 of Form S-3 (“Incorporated Documents”) and any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Securities (any reference to any preliminary prospectus supplement or any prospectus supplement shall be understood to include the Base Prospectus (as defined below)) deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”) that has not been superseded or modified as of such time and (ii) without reference to any given time means the Registration Statement as of such date and time as agreed to between FPL and the Agent in connection with each Settlement Date (which date and time is the earlier of the date and time of (A) the first use of the preliminary prospectus supplement relating to the Securities and (B) the first contract of sale of the Securities), which time shall be considered the “Effective Date” of the Registration Statement. If FPL files a Subsequent Registration Statement with respect to its First Mortgage Bonds which FPL has notified the Agents will be available for offer and sale in accordance with the terms of this agreement (“Future Bonds”), at and after the time such Subsequent Registration Statement becomes effective, references herein to the term “Registration Statement” as of any given date means such Subsequent Registration Statement and, until such time as all First Mortgage Bonds registered pursuant to Registration Statement No. 333-______ (“Current Bonds”) have been issued and sold (assuming that all Current Bonds are issued and sold before any Future Bonds) or deregistered, as the case may be, said Registration Statement No. 333-______, as it may be amended or supplemented at such time, including as of such time all Incorporated Documents. For purposes of the definitions of Registration Statement in the preceding sentence, information contained in any prospectus, preliminary prospectus supplement or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. References herein to the term “Pricing Prospectus” means (i) the prospectus relating to FPL forming a part of Registration Statement No. 333-______, including all Incorporated Documents (the “Base Prospectus”), and (ii) any prospectus, preliminary prospectus supplement or prospectus supplement relating to the Securities deemed to be a part of the Registration Statement that has not been superseded or modified (for purposes of the definition of Pricing Prospectus with respect to a particular offering of the Securities, information contained in a prospectus, preliminary prospectus supplement or prospectus supplement relating to the Securities that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Pricing Prospectus as of the time that prospectus, preliminary prospectus supplement or prospectus supplement is filed with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”). References herein to the term “Prospectus” means the Pricing Prospectus that discloses the public offering price and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act. References herein to the term “Prospectus” at a particular time means the prospectus relating to FPL securities forming a part of Registration Statement No. 333-______ or, after the Subsequent Registration Statement becomes effective, the prospectus or combined prospectus relating to FPL securities forming a part of the Subsequent Registration Statement, each as may be supplemented by a prospectus supplement or prospectus supplements relating to, as the case may be, Current Bonds or Future Bonds, designated as Secured Medium-Term Notes, Series ___ (“Securities”), proposed to be filed pursuant to Rule 424, and as further amended or supplemented at such time (other than, when referring to the Prospectus relating to a particular offering of Securities, amendments or supplements relating to securities other than the Securities being offered at a particular time), including all Incorporated Documents. Each of the Agents acknowledges that on or subsequent to the [Settlement Date], FPL may file a post-effective amendment to the Registration Statement pursuant to Rule 462(d) under the Securities Act or a Current Report on Form 8-K in order to file one or more unqualified opinions of counsel and any documents executed in connection with the offering of the Securities.

(b)          The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act (“Rule 405”)) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by FPL and not removed; and with respect to the Securities, FPL is a “well-known seasoned issuer” within the meaning of subparagraph (1)(ii) of the definition of “well-known seasoned issuer” in Rule 405 and is not an “ineligible issuer” (as defined in Rule 405).

(c)          The Registration Statement at the Effective Date fully complied, and on the date hereof and on any Settlement Date, the Registration Statement will fully comply, in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended, respectively, and, in each case, the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Date, did not, and on any Settlement Date, will not, contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, both on the date hereof and on any Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 3(c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any Agents for use in connection with the preparation of the Registration Statement or the Prospectus, or to any statements in or omissions from the Statements of Eligibility on Form T-1, or amendments thereto, filed as exhibits to the Registration Statement (collectively, the “Statements of Eligibility”) or to any statements or omissions made in the Registration Statement or the Prospectus relating to The Depository Trust Company (“DTC”) Book-Entry Only System that are based solely on information contained in published reports of DTC; and that the Incorporated Documents, when filed with the Commission, fully complied or will fully comply in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable instructions, rules and regulations of the Commission thereunder.

3

(d)          As of the Applicable Time (as defined below), the Pricing Disclosure Package (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 3(d) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to FPL by or on behalf of any Agent through the Agents expressly for use in connection with the preparation of the Registration Statement, the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus (as defined below), or to any statements in or omissions from the Statements of Eligibility or to any statements or omissions made in the Registration Statement, the Pricing Prospectus, any preliminary prospectus supplement or any Issuer Free Writing Prospectus relating to the DTC Book-Entry-Only System that are based solely on information contained in published reports of DTC. References to the term “Pricing Disclosure Package” means the documents agreed to by FPL and the Agents in connection with each Settlement Date. References to the term “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act. References to the term “Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act. References to the term “Applicable Time” means a time and date with respect to each Settlement Date to be agreed upon between FPL and the Agents. If there occurs an event or development as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, FPL promptly will notify the Agents so that any use of the Pricing Disclosure Package may cease until it is amended or supplemented.

(e)          As of the Applicable Time, no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, the Prospectus or the Pricing Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(f)          The financial statements included as part of or incorporated by reference in the Pricing Disclosure Package, the Prospectus and the Registration Statement present fairly the consolidated financial condition and results of operations of FPL and its subsidiaries taken as a whole at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise indicated in the Pricing Disclosure Package, the Prospectus and the Registration Statement; and Deloitte & Touche LLP, who has audited the audited financial statements of FPL, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

(g)          Except as reflected in or contemplated by the Pricing Disclosure Package, since the respective most recent times as of which information is given in the Pricing Disclosure Package, there has not been any material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole, whether or not in the ordinary course of business, nor has any transaction been entered into by FPL or any of its subsidiaries that is material to FPL and its subsidiaries taken as a whole, other than changes and transactions contemplated by the Pricing Disclosure Package and transactions in the ordinary course of business. FPL and its subsidiaries have no contingent obligation material to FPL and its subsidiaries taken as a whole, which is not disclosed in or contemplated by the Pricing Disclosure Package.

4

(h)          The execution and delivery of this agreement and the consummation of the transactions herein contemplated by FPL, and the fulfillment of the terms hereof on the part of FPL to be fulfilled, have been duly authorized by all necessary corporate action of FPL in accordance with the provisions of its Restated Articles of Incorporation, its Amended and Restated Bylaws and applicable law, and the Securities when issued and delivered by FPL as provided herein will constitute valid and binding obligations of FPL enforceable against FPL in accordance with their terms, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting mortgagees’ and other creditors’ rights and remedies generally and general principles of equity and to concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought.

(i)          The execution and delivery of this agreement and the consummation of the transactions herein contemplated by FPL, the fulfillment of the terms hereof on the part of FPL to be fulfilled, and the compliance by FPL with all the terms and provisions of the Mortgage will not result in a breach of any of the terms or provisions of, or constitute a default under, FPL’s Restated Articles of Incorporation, its Amended and Restated Bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which FPL or any of its subsidiaries is now a party, or violate any law or any order, rule, decree or regulation applicable to FPL or any of its subsidiaries of any federal or state court, regulatory board or body or administrative agency having jurisdiction over FPL or any of its subsidiaries or any of their respective property, except where such breach, default or violation would not have a material adverse effect on the business, properties or financial condition of FPL and its subsidiaries taken as a whole.

(j)           FPL has no direct or indirect significant subsidiaries (as defined in Regulation S-X (17 CFR Part 210)).

(k)          FPL has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of properties or the conduct of its businesses requires such qualification, except where the failure so to qualify would not have a material adverse effect on the business, properties or financial condition of FPL and its subsidiaries taken as a whole, and has the power and authority as a corporation necessary to own or hold its properties and to conduct the businesses in which it is engaged.

(l)          All the property to be subjected to the lien of the Mortgage will be adequately described therein.

(m)          FPL is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)          Except as described in the Pricing Disclosure Package and the Prospectus, FPL or its subsidiaries have valid franchises, licenses and permits adequate for the conduct of the business of FPL and its subsidiaries as described in the Pricing Disclosure Package and the Prospectus, except where the failure to have such franchises, licenses and permits would not reasonably be expected to have a material adverse effect on FPL and its subsidiaries taken as a whole.

4.           Settlement. Delivery of Securities in fully registered form shall be made in accordance with the Procedures. The date of authentication and issuance of the Global Security (as defined in the Procedures) sold against delivery to FPL of funds in payment therefor is herein called the “Settlement Date.” Delivery of, and payment for, Securities sold to the Agents as principal shall be made in accordance with the Terms Agreement (as defined in Section 12 hereof) relating to such Securities.

5.           Obligations of Agents.

(a)          In soliciting purchases of the Securities from FPL by others (including customers of the Agents), each Agent will be acting as sales agent for FPL and not as principal. Each Agent will use its reasonable best efforts to solicit and receive offers to purchase the Securities on behalf of FPL as contemplated hereby; provided, that each Agent in its sole discretion may suspend from time to time its efforts in offering for sale, and soliciting purchases of, the Securities. In any transaction where an Agent has acted as agent for FPL and has not purchased as principal, the Agent will make reasonable efforts to obtain performance by each purchaser of Securities from FPL, but the Agent will not have any liability to FPL in the event any such purchase is not consummated for any reason. FPL also understands that under no circumstances shall an Agent be obligated to purchase any Securities for its own account except to the extent that such Agent has acted as principal in purchasing Securities or has made a firm commitment with FPL in connection with an offering which has been expressly authorized by FPL and agreed to by such Agent. Unless FPL and the Agents shall otherwise agree, all purchases by an Agent as principal shall be made pursuant to a Terms Agreement.

5

(b)          Each Agent agrees that in carrying out the transactions contemplated by this agreement, it will observe and comply with all securities or blue sky laws, regulations, rules and ordinances in any jurisdiction in which the Securities may be offered, sold or delivered applicable to it as Agent hereunder. Each Agent agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to publicly issue any circular relating to the Securities other than the Prospectus, except in any case with the express consent of FPL.

6.           Covenants of FPL. FPL agrees with each Agent that:

(a)          FPL will advise the Agents promptly (i) when any amendment to the Registration Statement, except any Incorporated Documents, has become effective or any supplement to the Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information with respect to the Registration Statement or the Prospectus, (iii) of the issuance by the Commission of any “stop order” suspending the effectiveness of the Registration Statement or the institution, or advice from the Commission that it is considering the institution, of any proceeding for that purpose, (iv) of the receipt from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment pursuant to Rule 401(g)(2) under the Securities Act and (v) of the receipt by FPL of any official notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. FPL will use its every commercially reasonable effort to prevent the issuance of any such “stop order” and, if issued or if a notice of objection pursuant to Rule 401(g)(2) under the Securities Act has been received, to obtain as soon as possible the withdrawal thereof. FPL will not file any amendment to the Registration Statement or supplement to the Prospectus unless FPL has furnished the Agents through Hunton Andrews Kurth LLP, who are acting as counsel for the Agents (“Counsel for the Agents”) copies for its review prior to filing, except that FPL is not required to so furnish the Agents with copies of any amendment to the Registration Statement or supplement to the Prospectus if such amendment or supplement is a Form 8-K filed solely for the purpose of filing, pursuant to Item 601 of Regulation S-K, (1) one or more unqualified opinions of counsel related to the transactions contemplated by this agreement and any documents executed in connection with the offering of the Securities or (2) exhibits unrelated to the transactions contemplated by this agreement.

(b)          FPL will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the blue sky laws of such United States jurisdictions as the Agents may reasonably designate after consultation with FPL and will pay or cause to be paid filing fees and expenses (including fees of counsel not to exceed $5,000 and reasonable disbursements of counsel), provided that FPL shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdiction, or to meet other requirements deemed by FPL to be unduly burdensome.

(c)          FPL will timely file such statements and reports as are or may be required of it as the issuer of the Securities to continue such qualifications under such securities laws in effect for so long as this agreement remains in effect.

(d)          FPL will, upon request, deliver to the Agents and to Counsel for the Agents (as defined below) one signed copy of the Registration Statement or, if a signed copy is not available, one conformed copy of the Registration Statement certified by an officer of FPL to be in the form as originally filed, including all Incorporated Documents and exhibits except those incorporated by reference, which relate to the Securities, including a signed or conformed copy of each consent and certificate included therein or filed as an exhibit thereto. As soon as practicable after the date hereof, FPL will deliver or cause to be delivered to the Agents as many copies of the Prospectus as the Agents may reasonably request for the purposes contemplated by the Securities Act.

6

(e)          FPL will deliver to the Agents without charge as soon as practicable after the Registration Statement and each post-effective amendment thereto becomes effective, and as soon as practicable after each supplement to the Prospectus or any Issuer Free Writing Prospectus has been filed, as many copies of the Prospectus as then amended or supplemented or Issuer Free Writing Prospectus as the Agents may reasonably request for the purposes contemplated by the Securities Act.

(f)          FPL will timely file all reports, and amendments thereto, required to be filed by FPL with the Commission pursuant to Section 13 or 15(d) of the Exchange Act subsequent to the original effective date of the Registration Statement and for so long as this agreement shall remain in effect and to deliver to the Agents without charge promptly after the filing thereof as many copies of each such report and amendment (excluding exhibits) as the Agents may reasonably request.

(g)          FPL will deliver to the Agents, so long as this agreement shall remain in effect, as promptly as possible copies of any published reports of FPL to its security holders, including any annual report and quarterly reports of FPL, and any other financial reports made generally available to its security holders.

(h)          If an earnings statement is not included in a quarterly report of FPL, FPL will make generally available to its security holders once in each calendar quarter, commencing with the quarter beginning after the date hereof and ending with the first calendar quarter after the quarter which ends twelve consecutive months after the end of the calendar quarter in which the last sale of Securities effected pursuant hereto occurs, an earnings statement (which need not be audited) of FPL in reasonable detail, covering a period of twelve consecutive months ending at the close of the next preceding calendar quarter, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(i)           So long as this agreement remains in effect and at any time thereafter when delivery of a prospectus shall be required by the Securities Act in connection with the sale of any of the Securities or resale of any Securities purchased by the Agents as principal hereunder, if any event relating to or affecting FPL, which, in the opinion of FPL, should be set forth in a supplement to or an amendment to the Prospectus in order to make the Prospectus, in the light of the circumstances when it is delivered to a purchaser, not misleading, FPL will forthwith (i) notify the Agents promptly to suspend offers for sale and solicitations of purchases of the Securities, and promptly after the receipt of such notice the Agents will suspend offers for sale and solicitations of purchases of the Securities and cease using the Prospectus and (ii) at its expense prepare, file with the Commission, if required, and furnish to the Agents a reasonable number of copies of such supplement or supplements or amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances pertaining when the Prospectus is delivered to a purchaser, not misleading (provided that should such event relate solely to activities of any of the Agents, then the Agents shall assume the expense of preparing and furnishing copies of any such amendment or supplement) and will advise the Agents when they may resume offers for sale and solicitations of purchases of the Securities.

(j)           FPL will pay or cause to be paid all expenses, fees and taxes (but not including any transfer taxes) in connection with (i) the preparation and filing and printing of copies of the Registration Statement and amendments thereto, the Prospectus and amendments and supplements thereto, any preliminary prospectus or any Issuer Free Writing Prospectus, including in each case all Incorporated Documents, and this agreement, (ii) the issuance and delivery of the Securities, (iii) the qualification for offer and sale of the Securities under securities laws as aforesaid (subject to the limit on such expenses and fees specified in Section 6(b) hereof) and (iv) the preparation, execution, filing and recording of the Supplemental Indenture. FPL also agrees to pay or reimburse the Agents for the reasonable fees and expenses of Counsel for the Agents for their continuing advice and services in connection with the transactions contemplated hereby including advice and services in connection with any Subsequent Registration Statement and (unless otherwise specified in a Terms Agreement) any purchase by the Agents or any Agent pursuant to Section 12 hereof. The Agents agree to notify FPL semi-annually in writing in reasonable detail of such fees and expenses of Counsel for the Agents.

7

(k)          Promptly after the execution of this agreement FPL will reimburse the Agents for the reasonable fees and expenses of Counsel for the Agents and other out-of-pocket expenses of the Agents related to the Agents’ services in connection with the implementation of the program for the offer and sale of the Securities as contemplated hereby not exceeding in the aggregate $________ (exclusive of fees and expenses referred to in Section 6(b) and Section 6(j) hereof).

7.           Conditions of Agents’ Obligations. The obligations of the Agents to act and continue to act as Agents hereunder, and the obligation of the Agents to purchase Securities as principal pursuant to any Terms Agreement, shall be subject to the accuracy of, and compliance with, in all material respects, the representations and warranties of FPL contained herein at the date hereof and any Settlement Date, to the performance by FPL, in all material respects, of its obligations to be performed hereunder and to the following conditions:

(a)          No stop order suspending the effectiveness of the Registration Statement shall be in effect; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on such date; and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by FPL and not removed by the Closing Date; at the date hereof the Agents shall have received a certificate from FPL signed by an officer of FPL to the effect that, to the best of his or her knowledge, no such orders are in effect, no proceedings for either such purpose are pending before, or, to the knowledge of FPL threatened by, the Commission, and no such notice of objection has been received and not removed; and all requests for additional information with respect to the Registration Statement or the Prospectus on the part of the Commission shall have been complied with by FPL to the reasonable satisfaction of the Agent.

(b)          At the date hereof, the Agents shall have received from Squire Patton Boggs (US) LLP, counsel to FPL, a favorable opinion (with a copy thereof for each of the Agents), which opinion will not pass upon compliance with provisions of the blue sky laws of any jurisdiction, in form and substance satisfactory to Counsel for the Agents, to the effect that:

[Insert form of legal opinion]

In said opinion such counsel may rely as to all matters of New York law on an opinion of Morgan, Lewis & Bockius LLP and as to matters relating to Mortgaged and Pledged Property located in the State of Georgia and on (i) prior opinions provided to FPL on matters of Georgia law and (ii) a current opinion from Georgia counsel.

(c)          At the date hereof, the Agents shall have received from Morgan, Lewis & Bockius LLP, counsel to FPL, a favorable opinion (with a copy thereof for each of the Agents), which opinion will not pass upon compliance with provisions of the blue sky laws of any jurisdiction, in form and substance satisfactory to Counsel for the Agents, to the same effect with respect to matters enumerated in paragraphs (___) - (____) of Section 7(b). In said opinion such counsel may rely as to all matters of Florida law on the opinion of Squire Patton Boggs (US) LLP, and will not pass upon the incorporation of FPL, titles to property or the lien of the Mortgage.

In-house counsel may provide any of the opinions required by Section 7(b) and Section 7(c) hereof.

(d)          At the date hereof, the Agents shall have received from Hunton Andrews Kurth LLP, Counsel for the Agents, a favorable opinion (with a copy thereof for each of the Agents) to the same effect with respect to the matters enumerated in (___) - (___), (___) and (___) - (___) of Section 7(b). In said opinion such counsel may rely as to all matters of Florida law on the opinion of Squire Patton Boggs (US) LLP, and will not pass upon the incorporation of FPL, titles to property or the lien of the Mortgage.

8

(e)          At the date hereof, each of the Agents shall have received from Deloitte & Touche LLP a letter to the effect that (i) they are an independent registered public accounting firm with respect to FPL within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (ii) in their opinion, the consolidated financial statements of FPL audited by them and incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder; (iii) on the basis of performing a review of interim financial information as described in the Public Company Accounting Oversight Board (United States) (“PCAOB”) AS 4105, Reviews of Interim Financial Information, on the unaudited [condensed] consolidated financial statements of FPL, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, a reading of the latest available interim unaudited [condensed] consolidated financial statements of FPL, if any, since the close of FPL’s most recent audited fiscal year, a reading of the minutes and consents of the Board of Directors, the Finance Committee of the Board of Directors and the Stock Issuance Committee of the Board of Directors and of the sole common shareholder of FPL since the end of the most recent audited fiscal year, and inquiries of officials of FPL who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP makes no representation as to the sufficiency of such procedures for the several Agents’ purposes), nothing has come to their attention which caused them to believe that (a) the unaudited [condensed] consolidated financial statements of FPL, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, (1) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations thereunder and (2) except as disclosed in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of FPL incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable; (b) at the date of the latest available interim balance sheet read by them and at a specified date not more than five days prior to the date of such letter, there was any change in the common stock or additional paid-in capital or increase in the preferred stock or long-term debt including current maturities and excluding fair value swaps, if any, and unamortized premium and discount on long-term debt of FPL and its subsidiaries, or decrease in common shareholder’s equity of FPL and its subsidiaries, in each case as compared with amounts shown in the most recent [condensed] consolidated balance sheet, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, except in all instances for changes, increases or decreases which the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, discloses have occurred or may occur, or as occasioned by the declaration, provision for, or payment of dividends, or which are described in such letter; or (c) for the period from the date of the most recent [condensed] consolidated balance sheet, if any, incorporated by reference in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, to the latest available interim balance sheet read by them and for the period from the date of the latest available interim balance sheet read by them to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated operating revenues or in net income, except in all instances for decreases which the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, discloses have occurred or may occur, or which are described in such letter; and (iv) they have carried out certain procedures and made certain findings, as specified in such letter, with respect to certain amounts included in the Pricing Prospectus or the Pricing Prospectus and the Prospectus, as applicable, and Exhibit 12(b) to the Registration Statement and such other items as the Agents may reasonably request.

(f)           Since the respective most recent times as of which information is given in the Pricing Disclosure Package, and up to any Settlement Date, (i) there shall have been no material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole, except as disclosed in or contemplated by the Pricing Disclosure Package, and (ii) there shall have been no transaction entered into by FPL or any of its subsidiaries that is material to FPL and its subsidiaries taken as a whole, other than transactions disclosed in or contemplated by the Pricing Disclosure Package, and transactions in the ordinary course of business; and at the date hereof the Agents shall have received a certificate to such effect from FPL signed by an officer of FPL.

9

(g)          The Agents shall have received any certificate required by Section 8(b) hereof.

(h)          On the first Settlement Date occurring in each calendar year, Squire Patton Boggs (US) LLP and Morgan, Lewis & Bockius LLP shall each provide to the Agents an opinion dated the Settlement Date to the effect provided in Section 7(b)(viii).

(i)          There shall be in full force and effect an authorization of the FPSC with respect to the issuance and sale of the Securities on the terms herein stated or contemplated, and containing no provision unacceptable to the Agents by reason of the fact that it is materially adverse to FPL; and at the date hereof the Agents shall have received a certificate to such effect, signed by FPL.

(j)          All legal proceedings to be taken in connection with the issuance and sale of the Securities shall have been satisfactory in form and substance to Counsel for the Agents.

In case any of the conditions specified above in this Section 7 shall not have been fulfilled, the Agents shall have no further obligation to proceed with any offering, sale, or any solicitation of purchase of the Securities or any purchase by the Agents as principal of the Securities pursuant to any Terms Agreement or otherwise.

8.            Conditions of FPL’s Obligations. The obligations of the FPL hereunder and under any Terms Agreement shall be subject to the accuracy of, and compliance with, in all material respects, the representations and warranties of the Agent contained herein at the date hereof and any Settlement Date, to the performance by the Agent, in all material respects, of its obligations to be performed hereunder and to the following conditions:

(a)          No stop order suspending the effectiveness of the Registration Statement shall be in effect; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect; no proceedings for either such purpose shall be pending before, or threatened by, the Commission on such date; and no notice of objection by the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by FPL and not removed; at the date hereof the Agents shall have received a certificate from FPL signed by an officer of FPL to the effect that, to the best of his or her knowledge, no such order is in effect and no proceedings for such purpose are pending before, or, to the knowledge of FPL threatened by, the Commission; and all requests for additional information with respect to the Registration Statement or the Prospectus on the part of the Commission shall have been complied with by FPL to the reasonable satisfaction of the Agent.

(b)          There shall be in full force and effect an authorization of the FPSC with respect to the issuance and sale of the Securities on the terms herein stated or contemplated, and containing no provision unacceptable to FPL by reason of the fact that it is materially adverse to FPL; and at the date hereof the Agents shall have received a certificate to such effect, signed by FPL.

In case the conditions specified above in this Section 8 shall not have been fulfilled, FPL shall have no further obligation to proceed with any offering, sale, or any solicitation of purchase of the Securities or any purchase by the Agents as principal of the Securities pursuant to any Terms Agreement or otherwise

9.           Further Representations and Warranties by FPL. FPL represents and warrants, and agrees with the Agents, that:

(a)          Each authorization by FPL to the Agents to offer for sale, or solicit purchases of, the Securities as provided in the Procedures and each purchase of Securities by the Agent as principal pursuant to any Terms Agreement shall be deemed to be an affirmation that the representations and warranties of FPL contained in this agreement are true and correct in all material respects at the time of such authorization or at the date of such Terms Agreement, as the case may be, and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery of and payment for Securities sold pursuant to such authorization or Terms Agreement as provided in Section 4 hereof or in such Terms Agreement, in each case as though made at and as of each such time or date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to each such time or date);

10

(b)          Delivery for Securities at each Settlement Date shall be deemed to be a certification by FPL that (i) all intangible and document excise taxes payable in accordance with Settlement Procedure E of the Procedures have been duly paid and (ii) any resolutions of the Board of Directors of FPL or the Finance Committee of FPL’s Board of Directors establishing the Securities and authorizing their execution, authentication and delivery pursuant to this agreement have not been amended or superseded and remain in full force and effect; provided that if such resolutions have been amended or superseded, at each such Settlement Date occurring on or after such resolutions shall be amended or superseded, FPL shall provide the Agents with a certificate signed by FPL to the effect that such resolutions have been so amended or superseded and attaching to such certificate a copy of the resolutions as amended or the superseding resolutions together with the opinions of Squire Patton Boggs (US) LLP and Morgan, Lewis & Bockius LLP, each dated the Settlement Date, to the effect provided in Section 7(b)(iv).

(c)          Each time that the Registration Statement or the Prospectus shall be amended or supplemented, or a document shall be filed under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus (except (i) supplements or amendments relating solely to the sale of securities other than the Securities, (ii) supplements or amendments relating solely to a change in the interest rates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes and (iii) Forms 8-K that are filed solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K) or FPL shall sell Securities to the Agents pursuant to a Terms Agreement (if required by the Agents with respect to a particular Terms Agreement), FPL shall furnish or cause to be furnished forthwith to the Agents a certificate in form and substance satisfactory to the Agents in their reasonable judgment to the effect that the statements contained in the certificate referred to in Section 7(f) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such a certificate, a certificate, in form and substance satisfactory to the Agents in their reasonable judgment, of the same general tenor as the certificate referred to in said Section 7(f) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

(d)          Each time that the Registration Statement or the Prospectus shall be amended or supplemented, or a document shall be filed under the Exchange Act which is incorporated by reference in the Registration Statement or Prospectus (except (i) supplements or amendments relating solely to the sale of securities other than Securities, (ii) supplements or amendments relating solely to a change in the interest rates or maturities of the Securities or a change in the principal amount of Securities remaining to be sold or similar changes and (iii) Forms 8-K that are filed solely for the purpose of filing exhibits pursuant to Item 601 of Regulation S-K) or FPL shall sell Securities to the Agents pursuant to a Terms Agreement (if required by the Agents with respect to a particular Terms Agreement), FPL shall furnish or cause to be furnished forthwith to the Agents written opinions of Squire Patton Boggs (US) LLP and Morgan, Lewis & Bockius LLP, dated the date of delivery thereof and in form and substance satisfactory to Counsel for the Agents, of the same tenor as the opinions required by Section 7(b)(v), Section 7(b)(vii) and Section 7(b)(ix) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinions or, in lieu of such opinions, such counsel may furnish to the Agents a letter to the effect that the Agents may rely on such last opinions to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance);

11

(e)          Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from FPL’s financial statements, or any document containing financial information so included or derived shall be filed under the Exchange Act and incorporated by reference in the Prospectus or FPL shall sell Securities to the Agents pursuant to a Terms Agreement (if required by the Agents with respect to a particular Terms Agreement), FPL shall cause Deloitte & Touche LLP to furnish to the Agents a letter, dated five business days after the date of filing such amendment or supplement or document with the Commission, in form and substance satisfactory to the Agents in their reasonable judgment, of the same general tenor as the letter referred to in Section 7(e) hereof but with appropriate modifications to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter and as may be necessary to reflect changes in the financial information included or incorporated by reference in the Registration Statement and the Prospectus as then amended or supplemented since the date of the last previous such letter furnished to the Agents; provided, however, that no letter need be furnished (except that if the Agents reasonably request, a letter addressing solely the matters described in Section 7(e)(iv) hereof shall be furnished) with respect to year-end audited financial statements of FPL if copies of such audited financial statements are delivered to the Agents; and

(f)          Notwithstanding the foregoing, it is agreed that if, at any time and from time to time during the term of this agreement, FPL should deliver to the Agents notification of its decision to suspend any sale of Securities hereunder, then during the period of any such suspension or suspensions FPL shall be relieved of its obligation to provide to the Agents the certificate, opinions and letter required pursuant to Section 8(d), Section 8(e) and Section 9(c) hereof. However, whenever such a suspension is lifted, FPL shall be required to deliver to the Agents, prior to the resumption of any sale of Securities hereunder, the most recent certificate, opinions and letter which would have been required except for the suspension.

10.         Indemnification.

(a)          FPL agrees to indemnify and hold harmless each Agent, each officer and director of each Agent and each person (a “Controlling Person”) who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and to reimburse each such Agent, officer, director and Controlling Person for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, including all Incorporated Documents, or in the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing, to FPL by or on behalf of any such Agent, expressly for use in connection with the preparation of any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof, or arising out of, or based upon, statements in or omissions from the Statements of Eligibility; and provided, further, that the indemnity agreement contained in this Section 10(a) in respect of any preliminary prospectus supplement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus) shall not inure to the benefit of such Agent (or of any officer or director or Controlling Person of such Agent) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Securities to any person in respect of any preliminary prospectus supplement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus, each as may be then supplemented or amended, furnished by such Agent to a person to whom any of the Securities were sold (excluding in all cases, however, any document then incorporated by reference therein), insofar as such indemnity relates to any untrue or misleading statement made in or omission from such preliminary prospectus supplement, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus, if a copy of a supplement or amendment to such preliminary prospectus supplement, Pricing Prospectus, Prospectus or Issuer Free Writing Prospectus (excluding in all cases, however, any document then incorporated by reference therein) (i) is furnished on a timely basis by FPL to such Agent, (ii) is required by law or regulation to have been conveyed to such person by or on behalf of such Agent, at or prior to the entry into the contract of sale of the Securities with such person, but was not so conveyed (which conveyance may be oral or written) by or on behalf of such Agent and (iii) would have cured the defect giving rise to such loss, claim, damage or liability. The indemnity agreement of FPL contained in this Section 10(a) and the representations and warranties of FPL contained in Section 3 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any of its officers, directors or Controlling Persons, and shall survive the delivery of the Securities. Each Agent agrees promptly to notify FPL, and each other Agent, of the commencement of any litigation or proceedings against the notifying Agent or any of its officers, directors or Controlling Persons in connection with the issuance and sale of the Securities.

12

(b)          Each Agent, severally and not jointly, agrees to indemnify and hold harmless FPL, its officers and directors, and each person who controls FPL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) when and as incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and in conformity with information furnished in writing to FPL, by or on behalf of such Agent, expressly for use in connection with the preparation of any preliminary prospectus supplement, the Registration Statement, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof. The indemnity agreement of each Agent contained in this Section 10(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of FPL or any of its officers or directors or any person who controls FPL within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of any other Agent or any of its officers, directors or Controlling Persons, and shall survive the delivery of the Securities. FPL agrees promptly to notify each Agent of the commencement of any litigation or proceedings against FPL (or any of its controlling persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or any of its officers or directors in connection with the issuance and sale of the Securities.

(c)          FPL and each of the Agents agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity or contribution may be sought under the provisions of this Section 10, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity or contribution shall be sought thereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of this indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party or parties shall elect not to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnifying party shall have reasonably concluded that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party or parties, to participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party or parties (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action). FPL and each of the Agents each agree that without the prior written consent of the other parties to such action who are parties to this agreement, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim or proceeding in respect of which such party intends to seek indemnity or contribution under the provisions of this Section 10, unless such settlement, compromise or consent (i) includes an unconditional release of such other parties from all liability arising out of such claim or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such other parties.

13

(d)          If, or to the extent, the indemnification provided for in Section 10(a) or Section 10(b) hereof shall be unenforceable under applicable law by an indemnified party, each indemnifying party agrees to contribute to such indemnified party with respect to any and all losses, claims, damages, liabilities and expenses for which each such indemnification provided for in Section 10(a) or Section 10(b) hereof shall be unenforceable, in such proportion as shall be appropriate to reflect (i) the relative fault of FPL on the one hand and the Agents on the other hand in connection with the statements or omissions which have resulted in such losses, claims, damages, liabilities and expenses, (ii) the relative benefits received by FPL on the one hand and the Agents on the other hand from the offering of the Securities pursuant to this agreement, and (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution with respect thereto from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by FPL or the Agents and each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. FPL and each of the Agents each agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 10(d), no Agent shall be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Securities sold by it were offered to the public, over (ii) the amount of any damages which such Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The obligations of each Agent to contribute pursuant to this Section 10(d) are several and not joint and shall be in the same proportion as such Agent’s obligation to _________ the Securities with respect to which contribution is sought is to the total principal amount of the Securities.

11.         Survival. The indemnity agreements contained in Section 10 hereof and the representations, warranties and other statements of FPL and the Agents set forth in this agreement or any Terms Agreement or made by FPL and the Agents pursuant to this agreement or any Terms Agreement shall remain in full force and effect, regardless of (i) any termination of this agreement, (ii) any investigation made by or on behalf of the Agents or any of their controlling persons or by or on behalf of FPL or any of its officers, directors or controlling persons or (iii) acceptance of delivery of and payment for Securities sold hereunder.

12.         Termination.

(a)          This agreement may be terminated at any time by any party hereto upon the giving of written notice of such termination to the other parties hereto effective at the close of business on the date such notice is received. In the event of any such termination, no party shall have any liability to any other party hereto, except as provided in Section 1(e), Section 5(b), Section 6(b), Section 6(i), Section 6(j), Section 6(k) and Section 10 hereof and except that, if at the time of any such termination the Agents shall have previously confirmed sales of Securities for which delivery and payment has not yet been made, FPL shall remain obligated in respect of such sales as provided in Section 4 hereof and shall continue to have the obligations provided in Section 9 hereof until delivery of and payment for all Securities so sold have been completed.

14

(b)          The Agents may terminate a Terms Agreement by delivering written notice thereof to FPL, at any time after the date of the Terms Agreement and prior to the Settlement Date specified therein if:

(i)          there shall have occurred any general suspension of trading in securities on The New York Stock Exchange LLC (the “NYSE”) or there shall have been established by the NYSE or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any general restrictions on the distribution of securities, or trading in any securities of FPL shall have been suspended or limited by any exchange located in the United States or on the over-the-counter market located in the United States or a general banking moratorium declared by New York or federal authorities or (ii) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of the Terms Agreement, any other national or international calamity or crisis or any material adverse change in financial, political or economic conditions affecting the United States, the effect of any such event specified in this clause (ii) being such as to make it, in the reasonable judgment of the Agent, impractible or inadvisable to proceed with the offering of the Securities or for the Agent to enforce contracts for the sale of Securities; or

(ii)         there shall have been any downgrading or any notice of any intended or potential downgrading in the ratings accorded to the Securities or any securities of FPL which are of the same class as the Securities by either [Moody’s Investors Service, Inc. (“Moody’s”)] or [S&P Global Ratings, a division of S&P Global Inc. (“S&P”)], or (ii) either [Moody’s] or [S&P] shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of the Securities or any securities of FPL which are of the same class as the Securities, the effect of any such event specified in (i) or (ii) above being such as to make it, in the reasonable judgment of the Agents, impracticable or inadvisable to proceed with the offering of the Securities or for the Agent to enforce contracts for the sale of the Securities.

A Terms Agreement may also be terminated at any time prior to the Settlement Date specified therein if in the judgment of the Agents the subject matter of any amendment or supplement to the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus prepared and furnished by FPL after the date of the Terms Agreement reflects a material adverse change in the business, properties or financial condition of FPL and its subsidiaries taken as a whole which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Securities to be purchased under such Terms Agreement. Any termination of a Terms Agreement shall be without liability of any party to any other party except as otherwise provided in Section 6(i), the first sentence of Section 6(j), Section 10 and Section 11 hereof.

13.         Purchases as Principal. Unless FPL and the Agents shall otherwise agree, each sale of Securities to the Agents as principal for resale to others shall be made in accordance with the terms of this agreement and any separate agreement specified by FPL which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, the Agents. Each such separate agreement, herein referred to as a “Terms Agreement,” whether oral (it being understood that such oral agreement shall be confirmed in writing prior to the Settlement Date) or in writing shall be with respect to such information (as applicable) as is specified in Exhibit C hereto. Any such writing may take the form of an exchange of any standard form of written telecommunication between the Agents and FPL. The Agents’ commitment to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of FPL herein contained and shall be subject to the terms and conditions herein set forth. Such Terms Agreement may also specify any requirements for the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 9 hereof.

14.         Miscellaneous.

(a)          The validity and interpretation of this agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles thereunder. This agreement shall inure to the benefit of, and be binding upon, FPL, the Agents and, with respect to the provisions of Section 9 hereof, each officer, director or controlling person referred to in said Section 10, and their respective successors. Nothing in this agreement is intended or shall be construed to give to any other person or entity any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. The term “successors” as used in this agreement shall not include any purchaser, as such purchaser, of any Securities from any of the Agents.

15

(b)          FPL acknowledges and agrees that the Agents are acting solely in the capacity of arm’s length contractual counterparties to FPL with respect to the offering of the Securities as contemplated by this agreement and not as financial advisors or fiduciaries to FPL in connection herewith. Additionally, none of the Agents is advising FPL as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the offering of the Securities as contemplated by this agreement. Any review by the Agents of FPL in connection with the offering of the Securities contemplated by this agreement and the transactions contemplated by this agreement will not be performed on behalf of FPL.

15.         Notices. Except as otherwise specifically provided herein or in the Procedures, all communications hereunder shall be in writing, and, if to the Agents, shall be mailed or delivered to:

or, if to FPL, shall be mailed or delivered to it at 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Treasurer.

16.         Counterparts. This agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

16

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between FPL and you.

Very truly yours,

Florida Power & Light Company

By

Accepted and delivered as of
the date first written above

17

EXHIBIT A

Florida Power & Light Company
Secured Medium-Term Notes, Series ___
Administrative Procedures for Fixed and Variable Rate
Securities Issued in Book-Entry Form

Secured Medium-Term Notes, Series ___, due from nine months to thirty years from date of issue (the “Securities”) are to be offered on a continuing basis by Florida Power & Light Company (“FPL”). ____________________ as agents (each an “Agent” and collectively, the “Agents”), have agreed to use their reasonable best efforts to solicit offers to purchase the Securities. The Securities are being sold pursuant to a Distribution Agreement between FPL and the Agents dated _________, ____ (the “Distribution Agreement”) to which these administrative procedures are attached as an exhibit. The Securities will be issued under FPL’s Mortgage and Deed of Trust, dated as of January 1, 1944, to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (the “Mortgage Trustee”), and The Florida National Bank of Jacksonville (now resigned), as supplemented, pursuant to the ______________ Supplemental Indenture dated as of _________, ____ (the “Mortgage”). The Securities will either bear interest at a fixed rate (the “Fixed Rate Securities”) or at a variable rate (the “Variable Rate Securities”). Deutsche Bank Trust Company Americas will act as the paying agent (the “Paying Agent”) for the payment of principal of and premium, if any, and interest on the Securities and will perform, as the Paying Agent, unless otherwise specified, the other duties specified herein. Terms defined in the Distribution Agreement shall have the same meaning when used in this exhibit.

Each Security will be represented by a Global Security (as defined below) delivered to Deutsche Bank Trust Company Americas, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. An owner of a Security represented by a Global Security will not be entitled to receive a certificate representing such a Security.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities and record-keeping functions will be performed by FPL’s Treasurer or an Assistant Treasurer.

In connection with the qualification of the Securities for eligibility in the book-entry system maintained by DTC, Deutsche Bank Trust Company Americas will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from FPL and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) to DTC dated as of _________, and a Medium-Term Note Certificate Agreement between Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and DTC dated as of _________, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Price to Public

Each Security will be issued at 100% of principal amount, unless otherwise determined by FPL and specified in a supplement to the Prospectus (“Pricing Supplement”).

A-1

Issuance

On any date of Settlement (as defined under “Settlement” below) for all Fixed Rate Securities, FPL will issue one or more global securities in fully registered form without coupons (a “Global Security”) representing up to $__________________ principal amount of all such Fixed Rate Securities that have the same Issue Price, Issue Date, Maturity Date, Interest Rate, Interest Payment Dates and terms for redemption, if any (in each case, and for all purposes of these administrative procedures, as defined in the Prospectus (as defined in Section 3(a) of the Distribution Agreement)) (collectively the “Fixed Rate Terms”). On any date of Settlement for all Variable Rate Securities, FPL will issue one or more Global Securities representing up to $______________ principal amount of all such Variable Rate Securities that have the same Issue Price, Issue Date, Maturity Date, base rate upon which interest may be determined (a “Base Rate”), which may be the Commercial Paper Rate, the Treasury Rate, LIBOR, the Cost of Funds Rate, the CD Rate, the Federal Funds Rate, the Prime Rate or any other rate set forth by FPL, Initial Interest Rate, Index Maturity, Spread or Alternate Rate Event Spread, if any, minimum interest rate, if any, maximum interest rate, if any, Interest Payment Dates and terms for redemption, if any (collectively, the “Variable Rate Terms”). Each Global Security will be dated and issued as of the date of its authentication by the Mortgage Trustee. No Global Security will represent any securities in certificated form.

Maturities

Each Security will mature on a date mutually agreed upon by the purchaser and FPL, such date being at least nine months but not more than thirty years from the date of issuance.

Denominations

The Securities will be initially issued in denominations of $100,000 and any larger denomination which is an integral multiple of $1,000. Global Securities will be denominated in principal amounts not in excess of $[500,000,000]. If one or more Securities having an aggregate principal amount in excess of $[500,000,000] would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $[500,000,000] principal amount of such Security or Securities and an additional Global Security will be issued to represent any remaining principal amount of such Security or Securities. In such a case, each of the Global Securities representing such Security or Securities shall be assigned the same CUSIP number.

Identification Numbers

FPL has arranged with CUSIP Global Services (“CGSI”) for the reservation of one series of CUSIP numbers (including tranche numbers), which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Securities. FPL has obtained from the CGSI a written list of such series of reserved CUSIP numbers and has delivered to Deutsche Bank Trust Company Americas and to DTC’s Underwriting Department a written list of such 900 CUSIP numbers. Deutsche Bank Trust Company Americas will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”. DTC will notify CGSI periodically of the CUSIP numbers that Deutsche Bank Trust Company Americas has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers of the series remain unassigned to Global Securities, and if it deems necessary, or Deutsche Bank Trust Company Americas or FPL will reserve additional CUSIP numbers for assignment to Global Securities representing the Securities. Upon obtaining such additional CUSIP numbers, Deutsche Bank Trust Company Americas or FPL shall deliver a list of such additional CUSIP numbers to DTC’s Underwriting Department.

Registration

Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the bond register maintained under the Mortgage. The beneficial owner of a Security (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Security, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Security in the account of such Participants. The ownership interest of such beneficial owner in such Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

A-2

Transfers

Transfers of a Security will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferees and transferors of such Security.

Consolidations

After the first Interest Payment Date on individual issues of the Securities, Deutsche Bank Trust Company Americas will deliver to DTC’s Reorganization Department, ___________ and CGSI [at least 30 days before the day on which the consolidation is to be effective, as determined by Deutsche Bank Trust Company Americas (the “Exchange Date”),] a written notice of consolidation specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent Securities having different original Issue Dates but otherwise the same Fixed Rate Terms or Variable Rate Terms, as the case may be, and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Securities, on which such Global Securities shall be exchanged for a single replacement Global Security, (iii) a new CUSIP number to be assigned to such replacement Global Security and (iv) that the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. Upon receipt of such a notice, DTC will send to its Participants (including Deutsche Bank Trust Company Americas) a written reorganization notice to the effect that such exchange will occur on such date. On the specified Exchange Date, Deutsche Bank Trust Company Americas will exchange such Global Securities for a single Global Security bearing the new CUSIP number, the original Issue Dates, together with the respective principal amounts to which they relate, for all exchanged Global Securities and the CUSIP numbers of the exchanged Global Securities will, in accordance with CGSI procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $[500,000,000] in aggregate principal amount, one Global Security will be authenticated and issued to represent each $[500,000,000] of principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” above).

Interest

Interest on each Security will accrue from and including the original Issue Date of, or the last date to which interest has been paid on, the Global Security representing such Security. Each payment of interest on a Security will include interest accrued through the day preceding, as the case may be, the Interest Payment Date (provided, however, that in the case of Variable Rate Securities which reset daily or weekly, interest payments will include interest accrued to but excluding the Record Date (as defined below) immediately preceding the Interest Payment Date), date of redemption or Maturity Date. Interest payable on the Maturity Date or date of redemption of a Security will be payable to the person to whom the principal of such Security is payable. DTC will arrange for each pending deposit message described under Settlement Procedure “C” below to be transmitted to S&P, which will use the information in the message to include certain terms of the related Global Security in the appropriate bond report published by S&P.

The Record Date with respect to any Interest Payment Date for a Fixed Rate Security shall be the fifteenth business day preceding such Interest Payment Date. The Record Date with respect to any Interest Payment Date for a Variable Rate Security shall be the date 15 calendar days (whether or not a business day) preceding such Interest Payment Date.

Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the original Issue Date; provided, however, that the first payment of interest on any Global Security originally issued between a Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Record Date.

A-3

If an Interest Payment Date with respect to any Variable Rate Security would otherwise fall on a day that is not a business day with respect to such Security, such Interest Payment Date will be the following day that is a business day with respect to such Security (and no interest shall accrue on such payment for the period from and after such Interest Payment Date), except that in the case of a LIBOR Security, if such day falls in the next calendar month, such Interest Payment Date will be the preceding day that is a business day in London.

Calculation of Interest

In the case of Fixed Rate Securities, interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Interest does not accrue on the 31st day of any month. Interest rates on Variable Rate Securities will be determined as set forth in the related Global Security. Interest will be calculated in the case of (a) Commercial Paper Rate, Prime Rate, LIBOR, Federal Funds Rate, Cost of Funds Rate, and CD Rate Securities on the basis of the actual number of days in the interest period divided by 360; and (b) Treasury Rate Securities, on the basis of the actual number of days in the interest period divided by the actual number of days in the year.

Interest Payments

Interest on Fixed Rate Securities will be payable semiannually on [January 1 and July 1] and at maturity. Interest will be payable, in the case of the Variable Rate Securities which reset (a) daily, weekly or monthly (other than Cost of Funds Rate Securities), on [the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year], as specified pursuant to Settlement Procedure ”A” below, or, in the case of the Cost of Funds Rate Securities, all of which reset monthly, on [the first business day of each month or the first business day of each March, June, September and December], as specified pursuant to Settlement Procedure ”A” below; (b) quarterly, on [the third Wednesday of March, June, September and December] of each year; (c) semiannually, on [the third Wednesday] of each of the two months of each year specified pursuant to Settlement Procedure ”A” below; and (d) annually, on [the third Wednesday] of the month specified pursuant to Settlement Procedure ”A” below and, in each case, at maturity.

With regard to Variable Rate Securities on which the interest rate is reset daily or weekly, Deutsche Bank Trust Company Americas shall deliver to DTC’s Dividend Department, S&P and ____________ on each day on which the amount of interest to be paid on the following Interest Payment Date (including the issue’s first Interest Payment Date) is determined a listing of the CUSIP number assigned to each such issue along with corresponding specifications of the Record Date, Interest Payment Date, and dollar amount of interest per $1,000 principal amount of the Securities to be paid on such Interest Payment Date. For Variable Rate Securities on which the interest rate is reset monthly, quarterly, semiannually, or annually, Deutsche Bank Trust Company Americas shall deliver a similar listing to S&P and __________ on the day interest payment amounts are determined.

Promptly after each Record Date for each issue of Fixed Rate Securities, Deutsche Bank Trust Company Americas will furnish FPL and DTC’s Dividend Department a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate bond reports published by S&P. FPL will pay to Deutsche Bank Trust Company Americas the total amount of interest due on such Interest Payment Date (other than on the Maturity Date), and Deutsche Bank Trust Company Americas will pay such amount to DTC at the times and in the manner set forth under “Manner of Payment” below. The Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Security, will assume responsibility for withholding taxes on interest paid as required by law.

Deutsche Bank Trust Company Americas will take all action necessary so that the Interest Payment Dates and the Record Dates with respect thereto, for each Global Security, together with the amount of interest payable on each of such Interest Payment Dates, shall be listed in the appropriate daily bond report published by S&P.

A-4

Maturity

On or about the first business day of each month, Deutsche Bank Trust Company Americas will deliver to FPL and DTC a written list of principal, interest and premium, if any, to be paid on each Global Security maturing either on the Maturity Date or the date of redemption in the following month. FPL and DTC will confirm with Deutsche Bank Trust Company Americas the amounts of such principal, interest and premium, if any, payments with respect to each such Global Security on or about the fifth business day preceding the Maturity Date or the date of redemption, as the case may be, of such Global Security. FPL will pay to Deutsche Bank Trust Company Americas the principal amount of such Global Security, together with interest and premium, if any, due on such Maturity Date or date of redemption. Deutsche Bank Trust Company Americas will pay such amounts to DTC at the times and in the manner set forth below under “Manner of Payment”. Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity Date or the date of redemption of such Global Security, Deutsche Bank Trust Company Americas will cancel such Global Security in accordance with the terms of the Mortgage. On the first business day of each month, Deutsche Bank Trust Company Americas will deliver to FPL a written statement indicating the total principal amount of outstanding Global Securities as of the immediately preceding business day.

Manner of Payment

The total amount of any principal, interest and premium, if any, due on Global Securities on any Interest Payment Date or on the Maturity Date or the date of redemption shall be paid by FPL to Deutsche Bank Trust Company Americas in immediately available funds for use by Deutsche Bank Trust Company Americas on such date. FPL will make such payment on such Global Securities by wire transfer to Deutsche Bank Trust Company Americas or by Deutsche Bank Trust Company Americas’ debiting the account of FPL maintained with Deutsche Bank Trust Company Americas. FPL will confirm such instructions in writing to Deutsche Bank Trust Company Americas. Prior to 10:00 a.m. (New York City time) on each Maturity Date or date of redemption or as soon as possible thereafter, Deutsche Bank Trust Company Americas will pay by separate wire transfer (using Fedwire message entry instructions in a form previously agreed to with DTC) to an account at the Federal Reserve Bank of New York previously agreed to with DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) and premium, if any, due on Global Securities on any Maturity Date or date of redemption. On each Interest Payment Date, interest payments shall be made to DTC in same day funds in accordance with existing arrangements between Deutsche Bank Trust Company Americas and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Securities represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither FPL nor Deutsche Bank Trust Company Americas shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of, interest on and premium, if any, on the Securities.

Procedure for Posting

FPL and the Agents will discuss from time to time the rates of interest per annum to be borne by, the maturity, and other terms of, Securities that may be sold as a result of the solicitation of offers to purchase by the Agents.

Acceptance and Rejection of Offers; Authorized Persons

Oral instructions regarding sales of Securities will be given for FPL by _______________, or such other persons as may be designated from time to time. Oral instructions to ____________ will be accepted by ________________, or such other persons as may be designated from time to time. Oral instructions to __________ will be accepted by ___________________, or such other persons as may be designated from time to time. Oral instructions to _______________ will be accepted by ___________________, or such other persons as may be designated from time to time. Oral instructions to __________________ will be accepted by __________________, or such other persons as may be designated from time to time.

FPL shall have the sole right to accept offers to purchase Securities from FPL and may reject any such offer in whole or in part. Each Agent shall promptly communicate to FPL, orally or in writing, each reasonable offer to purchase Securities from FPL received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising FPL, to reject any offers in whole or in part.

A-5

Settlement

The receipt of immediately available funds by FPL in payment for a Security (less the applicable commission) and the authentication and issuance of the Global Security representing such Security shall, with respect to such Security, constitute “Settlement.” All offers accepted by FPL will be settled three business days from the date of acceptance by FPL pursuant to the timetable for Settlement set forth below unless FPL and the purchaser agree to Settlement on another day that shall be no earlier than the next business day.

Settlement Procedures

In the event of a purchase of Securities by an Agent, as principal, appropriate settlement details will be set forth in a Terms Agreement to be entered into between such Agent and FPL.

Settlement procedures with regard to each Security sold through each Agent shall be as follows:

A.         Such Agent will advise FPL by telephone (confirmed in writing, which may include telex or facsimile) or by telex or facsimile, of the following sale information:

1.	Exact name of the purchaser.

2.	Principal amount of the Security.

3.	Issue price of the Security.

4.	Issue date of the Security.

5.	Settlement date.

6.	Maturity date.

7.	Interest rate.

(a)	Fixed Rate Securities:

i)	interest rate

(b)	Variable Rate Securities:

i)	base rate

ii)	initial interest rate

iii)	spread or alternate rate event spread, if any

iv)	interest reset dates

v)	interest reset period

vi)	interest payment dates

vii)	interest payment period

A-6

viii)	interest determination dates

ix)	index maturity

x)	maximum and minimum interest rates, if any

xi)	calculation date

8.      Redemption dates, if any, including any initial redemption date, par date and limitation date.

9.      Redemption premium, if any, including any initial percentage and reduction percentage.

10.   Agent’s commission (to be paid in the form of a discount from the proceeds remitted to FPL upon Settlement) and its certification that the purchasers of the Security have been solicited solely by such Agent.

11.     Net proceeds to FPL.

B.           Deutsche Bank Trust Company Americas will assign a CUSIP number to the Global Security representing such Security and FPL will advise Deutsche Bank Trust Company Americas by telephone or by telex or facsimile of the information set forth in Settlement Procedure “A” above to be confirmed in a written request for the authentication and delivery of such Global Security, such CUSIP number and the name of such Agent. Deutsche Bank Trust Company Americas will also notify the Agent of such CUSIP number by telephone as soon as practicable. Each such communication by FPL shall constitute a representation and warranty by FPL to Deutsche Bank Trust Company Americas and each Agent that (i) such Security is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by FPL, (ii) the Global Security representing such Security will conform with the terms of the Mortgage pursuant to which such Security and Global Security are issued and (iii) upon authentication and delivery of such Global Security, the aggregate principal amount of all Securities initially offered and issued under the Mortgage will not exceed $__________________ (except for Global Securities or Securities represented by and authenticated and delivered in exchange for or in lieu of Securities in accordance with the Mortgage).

C.        Deutsche Bank Trust Company Americas will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, and such information will be routed to S&P through DTC:

1.        The information set forth in Settlement Procedure “A.”

2.        Identification as a Fixed Rate Security or a Variable Rate Security.

3.        Initial Interest Payment Date for such Security, number of days by which such date succeeds the related Record Date (or, in the case of Variable Rate Securities which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

4.        CUSIP number of the Global Security representing such Security.

5.        Whether such Global Security will represent any other Security (to the extent known at such time).

6.        Interest payment period.

D.        Deutsche Bank Trust Company Americas will complete and authenticate the Global Security representing such Security.

E.        FPL will cause the appropriate amount of intangible tax and document excise tax to be paid in accordance with applicable Florida law and Georgia law.

A-7

F.        Squire Patton Boggs (US) LLP will (by telecopy followed by an original copy) provide Deutsche Bank Trust Company Americas with an opinion regarding authentication.

G.        DTC will credit such Security to Deutsche Bank Trust Company Americas’ participant account at DTC.

H.        Deutsche Bank Trust Company Americas will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Security to Deutsche Bank Trust Company Americas’ participant account and credit such Security to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit Deutsche Bank Trust Company Americas’ settlement account for an amount equal to the price of such Security less such Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by Deutsche Bank Trust Company Americas to DTC that (a) the Global Security representing such Security has been issued and authenticated and (b) Deutsche Bank Trust Company Americas is holding such Global Security pursuant to the Secured Medium-Term Note Certificate Agreement between Deutsche Bank Trust Company Americas and DTC.

I.        Such Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Security to such Agent’s participant account and credit such Security to the participant accounts of the Participants with respect to such Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Security.

J.        Deutsche Bank Trust Company Americas will transfer to the account of FPL maintained at Deutsche Bank Trust Company Americas, in immediately available funds in the amount transferred to Deutsche Bank Trust Company Americas in accordance with Settlement Procedure “H” upon receipt of such funds.

K.        Such Agent will confirm the purchase of such Security to the purchaser either by transmitting to the Participants with respect to such Security a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser. Such Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Security with or prior to any written offer of Securities and the confirmation and payment by the purchaser for the Security.

L.        Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “H” and “I” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

M.        Deutsche Bank Trust Company Americas will send a copy of the Global Security by first-class mail to FPL together with a statement setting forth the principal amount of Securities outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Securities of which FPL has advised Deutsche Bank Trust Company Americas but which have not yet been settled.

Settlement Procedures Timetable

For offers accepted by FPL, Settlement procedures “A” through “L” set forth above shall be completed to the extent possible at or before the respective times set forth below:

Settlement Procedure	Time (New York)
A (1-11)	11 a.m. on the sale date
B	12 Noon on the sale date
C	2 p.m. on the sale date
D-F	9 a.m. on the Settlement Date
G	10 a.m. on the Settlement Date
H-I	2 p.m. on the Settlement Date
J-K	4:45 p.m. on the Settlement Date
L	3:30 p.m. on the Settlement Date

A-8

If a sale is to be settled more than one business day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11 a.m., 12 Noon and 2:00 p.m., as the case may be, on the first business day after the sale date. In connection with a sale which is to be settled more than one business day after the sale date, if the initial interest rate for a Variable Rate Note is not known at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rates have been determined, but no later than 12 Noon and 2:00 p.m., as the case may be, on the second business day before the Settlement Date. Settlement Procedures “L” and “J” are subject to extension in accordance with any extension of Fedwire closing deadlines and in other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Security is rescheduled or canceled, FPL will instruct Deutsche Bank Trust Company Americas to deliver to DTC a cancellation message to such effect by no later than 12 Noon on the business day immediately preceding the scheduled Settlement Date and Deutsche Bank Trust Company Americas will enter such order by 2:00 p.m. through DTC’s Participation Terminal System.

Pricing Supplement

If FPL accepts an offer to purchase a Security, FPL will prepare a Pricing Supplement reflecting the terms of such Security and will arrange to have ten copies of the Pricing Supplement filed with the Commission not later than the close of business on the second Business Day following such acceptance of an offer to purchase such Security and will supply at least ten copies of the Pricing Supplement to the Agent. The Agent will cause the Prospectus and Pricing Supplement to be delivered to the purchaser of the Security in accordance with the procedures set forth in “Delivery of Prospectus” below.

Failure to Settle

If Deutsche Bank Trust Company Americas or the Agent fails to enter an SDFS deliver order with respect to a Security pursuant to Settlement Procedure “H” or “I”, Deutsche Bank Trust Company Americas may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Security to Deutsche Bank Trust Company Americas’ participant account, provided that Deutsche Bank Trust Company Americas’ participant account contains a principal amount of the Global Security representing such Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Securities represented by a Global Security, Deutsche Bank Trust Company Americas will mark such Global Security “canceled”, make appropriate entries in Deutsche Bank Trust Company Americas’ records and send such canceled Global Security to FPL. The CUSIP number assigned to such Global Security shall, in accordance with CGSI procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Securities represented by a Global Security, Deutsche Bank Trust Company Americas will exchange such Global Security for another Global Security, which shall represent the Securities previously represented by the surrendered Global Security with respect to which a withdrawal message has not been processed and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Security may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “I” and “H”, respectively. The Agent will notify ______________ of FPL by telephone, confirmed in writing, of such failure. Thereafter, Deutsche Bank Trust Company Americas will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Securities to have been represented by a Global Security, the Mortgage Trustee will provide, in accordance with Settlement Procedure “D”, for the authentication and issuance of a Global Security representing the other Securities to have been represented by such Global Security and will make appropriate entries in its records.

A-9

Procedure for Rate Changes

When a decision has been reached to change interest rates on or other variable terms with respect to any Securities being sold by FPL, FPL will promptly advise the Agents and the Agents will forthwith suspend solicitation of offers to purchase such Securities. The Agents will telephone FPL with recommendations as to the changed interest rates or other variable terms. At such time as FPL has advised each of the Agents of the new interest rates on or other variable terms with respect to the Securities, the Agents may resume solicitation of offers to purchase such Securities. Until such time only “indications of interest” may be recorded.

Suspension of Solicitation; Amendment or Supplement

If, during any period in which, in the opinion of Counsel for the Agents, a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, FPL will notify the Agents promptly to suspend solicitation of purchases of the Securities and each Agent shall suspend its solicitations of purchases of Securities; and if FPL shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Upon the Agents’ receipt of such amendment or supplement and advice from FPL that solicitations may be resumed, the Agents will resume solicitations of purchases of the Securities.

In addition, FPL may instruct the Agents to suspend solicitation of offers to purchase at any time. Upon receipt of such instructions the Agents will forthwith suspend solicitation of offers to purchase from FPL until such time as FPL has advised them that solicitation of offers to purchase may be resumed. If FPL decides to amend or supplement the Registration Statement or the Prospectus relating to the Securities (other than to change interest rates, maturity dates and/or redemption terms), it will promptly advise the Agents and Deutsche Bank Trust Company Americas and will furnish the Agents and Deutsche Bank Trust Company Americas copies of the proposed amendment or supplement.

In the event that at the time the Agents, at the direction of FPL, suspend solicitation of offers to purchase from FPL there shall be any orders outstanding which have been accepted but which have not been settled, FPL will promptly advise the Agents and Deutsche Bank Trust Company Americas whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. FPL will have the sole responsibility for such decision and for any arrangement which may be made in the event that FPL determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus

Each Agent will provide a copy of the relevant Prospectus, appropriately amended or supplemented, which must accompany or precede each offer of a Security by such Agent.

A-10

Authenticity of Signatures

FPL will cause Deutsche Bank Trust Company Americas to furnish the Agents from time to time with the specimen signatures of each of Deutsche Bank Trust Company Americas’ officers, employees and agents who have been authorized by Deutsche Bank Trust Company Americas to authenticate Securities, but the Agents will have no obligation or liability to FPL or Deutsche Bank Trust Company Americas in respect of the authenticity of the signature of any officer, employee or agent of FPL or Deutsche Bank Trust Company Americas on any Security.

Advertising Costs

FPL will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Securities. Advertising expenses in connection with solicitation of offers to purchase Securities from FPL will be paid by FPL.

A-11

EXHIBIT B

FPL agrees to pay each Agent a commission in the range of the following percentages of the aggregate principal amount of Securities sold to purchasers solicited by such Agent or, in the event the Securities are being sold at a discount, the issue price thereof. The actual commission to be paid by FPL to each Agent will be set forth in separate agreements between FPL and each of the Agents.

Commission Rate Range
(as a percentage of aggregate principal amount of
Securities sold or the issue price, as the case may be)
Term

9 months to less than 12 months

12 months to less than 18 months

18 months to less than 24 months

2 years to less than 3 years

3 years to less than 4 years

4 years to less than 5 years

5 years to less than 6 years

6 years to less than 7 years

7 years to less than 8 years

8 years to less than 9 years

9 years to less than 10 years

10 years to less than 15 years

15 years to less than 20 years

20 years to 30 years

B-1

EXHIBIT C

TERMS AGREEMENT

                   , ____

Florida Power & Light Company

700 Universe Boulevard

Juno Beach, Florida 33408

Attention: Treasurer

The undersigned agrees to purchase $                   principal amount of the Securities of Florida Power & Light Company pursuant to the terms and conditions set forth in the Distribution Agreement dated                    ,        (the “Distribution Agreement”) and in the Schedule attached hereto.

[Indicate whether the officer’s certificate, legal opinions and/or the accountant’s letter described in Section 9(c), Section 9(d) and Section 9(e), respectively, will or will not be required.]

[Additional terms]

This agreement shall be governed by and construed in accordance with the laws of New York.

By

Accepted: ,
Florida Power & Light Company

By

C-1

SCHEDULE 1 TO EXHIBIT C

Registration Statement: Nos. 333-______, 333-______-01 and 333-______-02

Mortgage:	Mortgage and Deed of Trust dated as of January 1, 1944, between FPL and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, and The Florida National Bank of Jacksonville (now resigned), as supplemented.

Aggregate Principal Amount:

Price to Public:

Purchase Price by :	% of the principal amount of the purchased Securities [, plus accrued interest from to .]

Purchase Date and Time:

Settlement Date:

Method of and Specified Funds for Payment of Purchase Price:

Closing Location:

Redemption Provisions:

Maturity:

If fixed rate securities

Interest Rate: (      %)

Interest Payment Date(s):

If variable rate securities

Base Rate:

Initial Interest Rate:

Interest Determination Dates:

Interest Reset Dates:

Interest Reset Period:

Interest Payment Dates:

Index Maturity:

Interest Payment Period:

Maximum Interest Rate:

Minimum Interest Rate:

Calculation Date:

Spread or Alternate Rate Event Spread:

Spread Multiplier:

Syndicate Provisions:	(Set forth any provisions relating to underwriters’ default and step-up of amounts to be purchased by underwriters acting with or , as the case may be).

Additional terms:

C-2